EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the quarterly report of Infinite Group, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission (the "Report"), I, Michael S. Smith, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 12, 2009	/s/ Michael S. Smith
Michael S. Smith
Chief Executive Officer
(Principal Executive Officer)